UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2010

Oilsands Quest Inc.

(Exact name of registrant as specified in its charter)

Colorado	001-32994	98-0461154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800, 326— 11th Avenue SW Calgary, Alberta, Canada	T2R 0C5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (403) 263-1623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On October 28, 2010, Oilsands Quest Inc. (the “Corporation”) entered into an agency agreement (the “Agency Agreement”) with TD Securities Inc. (the “Agent”) relating to an offering by the Corporation of up to 20,780,900 common shares of the Corporation (the “Common Shares”) at a price of US$0.45 per share (the “Offered Common Shares”), and up to 5,760,000 Common Shares to be issued on a flow-through basis pursuant to the Income Tax Act (Canada) at a price of Cnd$0.51435 per share (the “Flow-Through Shares”).

On November 1, 2010, the Corporation entered into an additional agency agreement (together with the Agency Agreement, the “Agency Agreements”) with the Agent relating to an offering by the Corporation of up to an additional 1,360,900 Common Shares to be issued on a flow-through basis pursuant to the Income Tax Act (Canada) at a price of Cnd$0.51435 per share (together with the Flow-Through Shares, the “Offered Flow-Through Shares”).  The Offered Common Shares and the Offered Flow-Through Shares are referred to collectively as the “Offered Securities”.

The Agency Agreements provide that the Corporation will pay the Agent a fee of US$0.0246 per Offered Common Share and Cnd$0.0309 per Offered Flow-Through Share issued and sold by the Corporation.  The aggregate fee payable by the Corporation to the Agent under the Agency Agreements is US$511,084 and Cnd$219,758 in consideration of its services in connection with the offerings.

The offering price of the Offered Securities and the terms of the offerings were established through negotiations among the Corporation, certain investors and the Agent.

The obligations of the Agent under the Agency Agreements are subject to certain conditions precedent, including the absence of any material adverse change in the Corporation’s business and the receipt of certain opinions, letters and certificates from the Corporation’s counsel, the Corporation’s independent auditors and the Corporation. Additionally, the obligations of the Agent under the Agency Agreements may be terminated at its discretion upon the occurrence of certain stated events.  The Agency Agreements also provide that the Corporation will indemnify the Agent and its directors, officers, affiliates, agents and employees against certain liabilities and expenses.  The Corporation has also agreed to contribute to payments the Agent may be required to make in respect of such liabilities.

Subscriptions for Offered Securities will be received subject to rejection or allotment in whole or in part, and the right is reserved to close the subscription books at any time without notice.

The offerings are being made concurrently in the United States and in all provinces of Canada (other than Québec) pursuant to the multi-jurisdictional disclosure system implemented by securities regulatory authorities in Canada.  The Offered Securities will be offered in Canada and the United States through the Agent either directly or, if applicable, through its respective Canadian or United States registered broker-dealer affiliates.  The Flow-Through Shares will only be offered in the provinces of Canada (other than Québec).

The Corporation has agreed to certain lock-up provisions with regard to future sales of its Common Shares for a period of 90 days after the closing of the offerings, subject to certain exceptions, as set forth in the Agency Agreements.

The Agent and its affiliates have, from time to time, performed and may in the future perform investment banking, financial advisory and banking services for the Corporation for which they received or will receive customary fees and expenses.

Item 8.01.       Other Events.

On October 28, 2010, the Corporation issued two press releases relating to the offerings described above. The press releases are filed as Exhibits 99.1 and 99.2 to this report and are incorporated by reference herein.

Item 9.01.       Financial Statements and Exhibits.

(d)	Exhibits.

	1.1	Agency Agreement dated October 28, 2010.

	1.2	Agency Agreement dated November 1, 2010.

	99.1	Press Release dated October 28, 2010.

	99.2	Press Release dated October 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2010

Oilsands Quest Inc. (Registrant)

/s/ Garth Wong
Name: Garth Wong
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Agency Agreement dated October 28, 2010.

1.2	Agency Agreement dated November 1, 2010.

99.1	Press Release dated October 28, 2010.

99.2	Press Release dated October 28, 2010.